Exhibit 99.8

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

ACE GLOBAL BUSINESS ACQUISITION LIMITED

FORM OF PROXY CARD

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders of Ace Global Business Acquisition Limited to be Held on [●]: The Proxy Statement is available on [●].

The undersigned hereby appoints Eugene Wong and Nicholas Tan, individually, each with full power of substitution, as proxy of the undersigned to attend the Extraordinary General Meeting of Shareholders (the “General Meeting”) of Ace Global Business Acquisition Limited, to be Held on [●] at [●] local time at [●], and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Extraordinary General Meeting, dated [●] (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	THE REINCORPORATION MERGER PROPOSAL-APPROVAL OF THE MERGER OF ACE GLOBAL BUSINESS ACQUISITION LIMITED INTO ACBA MERGER SUB I LIMITED, A BRITISH VIRGIN ISLANDS BUSINESS COMPANY AND WHOLLY OWNED SUBSIDIARY OF ACE, with acba merger sub I limited surviving the merger (“PUBCO”), and the plan of merger for the reincorporation merger, a copy of which is attached to the proxy statement/prospectus as Annex A and the transactions contemplated thereunder (the “REINCORPORATION MERGER”).

For ☐	Against ☐	Abstain ☐

2.	The acquisition merger proposal-approval of the merger and other transactions (and related transaction documents) contemplated by the merger agreement dated as of December 23, 2022 and amended on July 6, 2023 and further amended on September 19, 2023 (and as may be further amended from time to time), between Ace and LE Worldwide Limited, a British Virgin Islands Company, ACBA Merger Sub I Limited and ACBA Merger Sub II Limited, a British Virgin Islands business company and wholly owned subsidiary of ACBA Merger Sub I Limited, a copy of which is attached to the proxy statement/prospectus as Annex A, and the transactions contemplated thereunder, including (i) the Reincorporation Merger and (ii) immediately following the Reincorporation Merger, the merger of ACBA Merger Sub II Limited with and into LE Worldwide Limited, with LE Worldwide Limited being the surviving entity and a wholly owned subsidiary of ACBA Merger Sub I Limited (the “Acquisition Merger” and, together with the Reincorporation Merger, the “MergerS”).

For ☐	Against ☐	Abstain ☐

3.	the nasdaq proposal-APPROVAL, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, OF the issuance of up to an aggregate of 11,000,000 PubCo Ordinary Shares in connection with the MERGERS and related financings.

For ☐	Against ☐	Abstain ☐

4.	the governance proposal-approval, on a non-binding advisory basis, of certain differences in the governance provisions set forth in PubCo’s Amended and Restated Memorandum and Articles of Association.

For ☐	Against ☐	Abstain ☐

5.	the incentive plan proposal-aPPROVAL OF PUBCO’S 2023 EQUITY INCENTIVE PLAN, A COPY OF WHICH IS ATTACHED TO THE PROXY STATEMENT/PROSPECTUS AS ANNEX C, IN CONNECTION WITH THE MERGERS UPON THE CONSUMMATION OF THE MERGERS.

For ☐	Against ☐	Abstain ☐

6.	the nta reQuirement amendment proposal-APPROVAL OF the amendment and restatement of the Ace third amended and restated memorandum and articles of association, A COPY OF WHICH IS ATTACHED TO THE PROXY STATEMENT/PROSPECTUS AS ANNEX D, to expand the methods that Ace may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission by deleting Article 25.1.7 that “Under no circumstances will the Company redeem its public shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001” in its entirety

For ☐	Against ☐	Abstain ☐

7.	the adjournment proposal-APPROVAL OF THE ADJOURNMENT OF THE EXTRAORDINARY GENERAL MEETING by the chairman thereof TO A LATER DATE, IF NECESSARY OR APPROPRIATE, IN THE EVENT ACE DOES NOT RECEIVE THE REQUISITE SHAREHOLDER VOTE TO APPROVE ANY OF THE FOREGOING PROPOSALS.

For ☐	Against ☐	Abstain ☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:

Signature of Shareholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your share certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a share certificate is registered in two (2) names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes            No

Number of attendees:

PLEASE NOTE:

SHAREHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.